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                     [MEXICAN RESTAURANTS, INC. LETTERHEAD]




                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:          Mexican Restaurants, Inc.
                  Andrew J. Dennard
                  (713) 943-7574

                           MEXICAN RESTAURANTS, INC.
              ANNOUNCES PURCHASE OF 120,000 SHARES OF COMMON STOCK
                                 (NASDAQ:CASA)

Houston, Texas (June 1, 2000) Mexican Restaurants, Inc. today announced that its board of directors approved the repurchase of 120,000 of its common shares, and acquired such shares in negotiated transactions with non-affiliated shareholders today. The repurchased shares will be placed in the treasury for general corporate purposes.

Lou Neeb, Chairman of Mexican Restaurants, Inc., commented, "The Company's board of directors authorized this purchase because they felt it represented a good investment for the Company's shareholders. The Company may be prepared to look at opportunities to repurchase shares in the future and when it is consistent with its capital needs and financing availability."

Mexican Restaurants, Inc. operates and franchises 91 Mexican restaurants. The current system includes 55 Company-operated restaurants and 36 franchise-operated restaurants.